Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director or officer of Kraft Foods Group, Inc. a Virginia corporation (the “Company”), hereby constitutes and appoints James Kehoe, Timothy R. McLevish, Kim K. W. Rucker and W. Anthony Vernon, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-4, any and all amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 2nd day of October, 2012.

/s/ W. Anthony Vernon	/s/ John T. Cahill
W. Anthony Vernon Director and Chief Executive Officer	John T. Cahill Executive Chairman

/s/ Timothy R. McLevish	/s/ Abelardo E. Bru
Timothy R. McLevish Executive Vice President and Chief Financial Officer	Abelardo E. Bru Director
(Principal Financial Officer)

/s/ James Kehoe	/s/ L. Kevin Cox
James Kehoe	L. Kevin Cox
Senior Vice President, Corporate Finance	Director
(Principal Accounting Officer)

/s/ Myra M. Hart	/s/ Peter B. Henry
Myra M. Hart Director	Peter B. Henry Director

/s/ Jeanne P. Jackson	/s/ Terry J. Lundgren
Jeanne P. Jackson Director	Terry J. Lundgren Director

/s/ Mackey J. McDonald	/s/ John C. Pope
Mackey J. McDonald Director	John C. Pope Director

/s/ E. Follin Smith
E. Follin Smith Director